Exhibit 10.6

FORM OF

GOLD DELIVERY AGREEMENT

THIS GOLD DELIVERY AGREEMENT (this “Agreement”) dated as of [            ], 2015 (the “Effective Date”) is made by and between the Global Currency Gold Fund (the “Fund”), a series of the Global Currency Gold Trust (the “Trust”), a Delaware statutory trust, and J.P. Morgan Chase Bank, N.A., a national association organized under the laws of the United States (the “Gold Delivery Provider”).

WHEREAS, the Fund and the Gold Delivery Provider each desire to enter into the transactions contemplated by this Agreement subject to the terms herein; and

WHEREAS, WGC USA Asset Management Company, LLC (the “Sponsor”) desires to facilitate the transactions contemplated by this Agreement and agrees to become a party to this Agreement for the limited purposes specified herein and subject to the terms herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1. [Reserved]

2. Definitions.

(a) “Administrator” means the administrator of the Fund designated in the Fund’s Registration Statement.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

(c) “Appendix” means a designated Appendix to this Agreement.

(d) “Authorized Participant” or “AP” means a registered broker-dealer or other securities market participant, such as a bank or other financial institution that has entered into a “Participant Agreement” with respect to the Fund.

(e) “Business Day” means any Weekday that is (i) an Exchange Business Day, (ii) a Currency Business Day or (iii) a Gold Business Day.

(f) “Change in Currency Notional” means, with respect to any Business Day and any Currency Pair, the Change in Notionali,t determined on such Business Day pursuant to Appendix A-1 of this Agreement.

(g) “Change in Law Extraordinary Event” means:

due to: (x) the adoption of, or any change in, any applicable law, regulation or rule (including, without limitation, any tax law) or (y) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order, in each case, the Gold Delivery Provider determines in good faith that:

(i) it is contrary to such law, rule, regulation or order for the Gold Delivery Provider and/or its affiliates to hold, acquire or dispose of (in whole or in part) any spot transaction, forward transaction or other related transaction relating to any Currency Pair on any Currency Business Day or any transaction referencing gold on any Gold Business Day;

(ii) holding a position in any financial asset relating to any Currency Pair on any Currency Business Day is (or, but for the consequent disposal or termination thereof, would otherwise be) in excess of any allowable position limit(s) applicable to the Gold Delivery Provider and/or its affiliates under any such law, rule, regulation or order;

(iii) holding a position in gold on any Gold Business Day is (or, but for the consequent disposal or termination thereof, would otherwise be) illegal, contrary to any law, rule, regulation or order or be in excess of any allowable position limit(s) applicable to the Gold Delivery Provider and/or its affiliates under any such law, rule, regulation or order;

(iv) the occurrence or existence of any (i) suspension or limitation imposed on trading in the underlying currencies or any financial asset relating to any Currency Pair on any Currency Business Day or (ii) any other event that causes trading in the underlying currencies or any financial asset relating to any Currency Pair on any Currency Business Day to cease; or

(v) a materially increased (as compared with circumstances existing on the Effective Date) amount of tax, duty, expense, cost of transacting or fee (other than commissions) would be required to (a) acquire, establish, reestablish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to trade in order to manage the price risk of entering into or performing its obligations with respect to this Agreement or (b) realize, recover or remit the proceeds of any such transaction(s) or asset(s), provided that any such materially increased amount that is incurred solely due to the deterioration of the creditworthiness of the Gold Delivery Provider shall not result in a Change in Law Extraordinary Event.

(h) “Component Currency” means each currency listed on Schedule [     ].

(i) “Control,” “Controlling” and/or “Controlled” mean that the specified party, directly or indirectly, has the power to direct or cause the direction of the management and policies of an entity through the ownership of voting securities, by contract or otherwise.

(j) “Creation Order” means an order for the issuance one or more Creation Units of the Fund submitted by an Authorized Participant and accepted by the Fund.

(k) “Creation Order Acceptance Date” means the Business Day on which a Creation Order is accepted by the Fund.

(l) “Creation Order Hedge Cost” has the meaning specified in Appendix A-3 of this Agreement.

(m) “Creation Unit” means the minimum number of Shares of the Fund that may be created or redeemed at any one time, typically no more than [100,000] Shares, as set forth in the Fund’s Registration Statement.

(n) “Creation Unit Gold Delivery Amount” means, an amount of Gold Ounces to be either delivered to, or received from, the Fund by an Authorized Participant in connection with such Authorized Participant’s Creation Order or Redemption Order, which amount reflects the Gold Delivery Amount Per Share associated with such an Creation Order or Redemption Order. The Creation Unit Gold Delivery Amount received from an Authorized Participant will be determined on the [Business Day] following the Creation Order Acceptance Date or Redemption Order Acceptance Date, as applicable, and will be calculated as set forth in Appendix A-4 of this Agreement.

(o) “Creation Unit Ratio Post, t” has the meaning specified in Appendix A-1 of this Agreement.

(p) “Creation Unit RatioPre,t” has the meaning specified in Appendix A-1 of this Agreement.

(q) “Currency Business Day” means with respect to any Component Currency and its corresponding Currency Pair, each Weekday on which banks are generally scheduled to be open for business in the principal financial center of the lawful Currency Jurisdiction of such Component Currency and corresponding Currency Pair.

(r) “Currency Convertibility Event” means, with respect to any Component Currency on any Currency Business Day, an event (including the announcement of an event) that prevents, restricts or delays the Gold Delivery Provider’s ability to (i) convert such Component Currency into Dollars through customary legal channels; or (ii) convert such Component Currency into Dollars at a rate at least as favorable as the rate for domestic institutions located in the jurisdiction in the applicable Currency Jurisdiction.

(s) “Currency Deliverability Event” means, with respect to any Component Currency on any Currency Business Day, an event (including the announcement of an event) that prevents, restricts or delays the Gold Delivery Provider’s ability to (a) deliver such Component Currency from accounts inside its Currency Jurisdiction to accounts outside its Currency Jurisdiction or (b) deliver such Component Currency between accounts inside its Currency Jurisdiction or to a party that is a non-resident of such Currency Jurisdiction.

(t) “Currency Discontinuity Event” means, with respect to any Component Currency on any Currency Business Day, the occurrence or continuation of the pegging of such Component Currency to Dollars (or vice versa), the imposition of a “hard” or “soft” floor to the exchange rate of a currency pair or the controlled appreciation or devaluation by the applicable

Currency Jurisdiction (or any political subdivision or regulatory authority thereof) of such Component Currency relative to Dollars (or vice versa), as the Gold Delivery Provider determines in good faith and a commercially reasonable manner are likely to affect such Component Currency. The Gold Delivery Provider shall use commercially reasonable efforts to provide a written explanation of such determination to the Fund and the Sponsor promptly following such determination, but in any event no later than the end of the New York Business Day on which such determination was made; provided that such disclosure does not violate any agreements relating to confidentiality or any law, rule, regulation, order or contractual restriction applicable to the Gold Delivery Provider. Notwithstanding the foregoing, a Currency Discontinuity Event shall not be deemed to occur if it would not adversely affect the Gold Delivery Provider’s ability to perform its obligations under this Agreement in a commercially reasonable manner (as determined by the Gold Delivery Provider reasonably and in good faith).

(u) “Currency Jurisdiction” means, with respect to any Component Currency, the jurisdiction in which such Component Currency is the lawful currency and, with respect to the U.S. Dollar, the United States of America.

(v) “Currency Pair” means the Dollar base currency pair corresponding to each Component Currency as listed on Schedule [     ].

(w) “Custodian” means the custodian of the Fund as set forth in the Fund’s Registration Statement.

(x) “Custody Agreement” means the current Custody Agreement in place between the Custodian and the Fund.

(y) “Cut-Off Time” means, on any date of determination, [5:00] p.m. (London time) or any later time as the Gold Delivery Provider may specify in good faith in order to account for any Market Disruption Event, Extraordinary Event or other delay in the publication of any applicable rate or value.

(z) “Delayed Gold PM Fix” shall have the meaning assigned to such term in paragraph (aaa) of Section 2.

(aa) “Delayed WMR 3:00 P.M. Spot Rate” shall have the meaning assigned to such term in paragraph (ssss) of Section 2.

(bb) “Deliver” or “Delivery” means, with respect to Section 6, Section 7 and Section 9 herein, the delivery by the Transferor of the required amount of Gold Ounces into the [allocated account] of the Transferee.

(cc) “Delivery Date” means, with respect to Section 7 herein and any Gold Delivery Amount, the second Gold Business Day (T + 2) following the day the Net FX PnL (USD) Amount used to calculate the Gold Delivery Amount was determined.

(dd) “Disappearance of Gold Reference Price” means (a) the permanent discontinuation of gold trading by market participants that transact with or through dealers of the LBMA, (b) the disappearance of, or of trading in, gold or (c) the disappearance, permanent discontinuance or unavailability of the Gold PM Fix.

(ee) “Dollars” or “$” means the lawful currency of the United States of America.

(ff) “Exchange” means the primary exchange or other securities market on which the Shares are listed for trading.

(gg) “Exchange Business Day” means any day on which the Exchange is scheduled to be open for business.

(hh) “Extraordinary Event” means:

(i) a TN Price Source Disruption Extraordinary Event

(ii) a Change in Law Extraordinary Event;

(iii) any FX Succession Event;

(iv) the occurrence of any FX Market Disruption Event with respect to any Component Currency or Currency Pair on five consecutive Currency Business Days;

(v) the occurrence of any Gold Market Disruption Event on five consecutive Gold Business Days;

(vi) the failure of the Parties to enter into a Potential Extraordinary Event Amendment within 30 calendar days (or such longer timeframe as mutually agreed to by the Parties in writing) following the occurrence of a Potential Extraordinary Event; or

(vii) the occurrence of any of the following (i) five Fund Published Price Elections of the Market FX Spot Rate in any period of 30 consecutive Currency Business Days, (ii) five Fund Published Price Elections of the Market Gold Spot Price in any period of 30 consecutive Gold Business Days or Publication Days, or (ii) five Fund Published Price Elections of the Market TN Bid or Market TN Ask in any period of 30 consecutive Currency Business Days.

(ii) “Fund Indemnified Party” shall have the meaning assigned to such term in Section 15 herein.

(jj) “Fund Published Price Election” means an election by the Fund to exercise its right to not accept the Market FX Spot Rate, Market Gold Spot Price, Market TN Bid, and Market TN Ask, as applicable, pursuant to the provisions of Section 6.

(kk) “FX Close-Out Amount” shall have the meaning assigned to such term in Section 12 herein.

(ll) “FX Market Disruption Event” means, with respect to any Component Currency or Currency Pair, any of:

(i)	a WMR 3:00 P.M. Spot Rate Price Source Disruption;

(ii)	a Currency Convertibility Event;

(iii)	a Currency Deliverability Event;

(iv)	a Liquidity Event;

(v)	a Currency Discontinuity Event; and

(vi)	an FX Taxation Event.

(mm) “FX Roll Day” means, with respect to any Currency Pair, a Business Day on which the Spot Date for such Currency Pair is immediately after (and not the same as) the Spot Date with respect to the immediately preceding Currency Business Day.

(nn) “FX Succession Event” means, with respect to any Component Currency on any Currency Business Day, an event in which (i) such Component Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency or (ii) such Component Currency divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after that event.

(oo) “FX Spot Rate Price Inaccuracy” means, with respect to any Currency Pair on any Currency Business Day, any perception among market participants generally that the WMR 4:00 P.M. Spot Rate (including the bid/ask spread with respect thereto) with respect to such Currency Pair on such Currency Business Day is inaccurate by reference to the market spot rate as generally observed among market participants (such price, the “Market FX Spot Rate”), as determined by the Gold Delivery Provider in its good faith and commercially reasonable discretion by reference to publicly available pricing sources, other pricing sources available to the Gold Delivery Provider (such as foreign exchange spot rates provided by Electronic Broking Services) or other similar supporting evidence relating to an actual transaction ( or transactions) deemed reasonable in good faith by the Gold Delivery Provider, on a case by case basis. The Gold Delivery Provider shall, if requested by the Fund, promptly provide the method and source information (including, e.g., dealer quotes, broker quotes or electronic trading data) used by the Gold Delivery Provider in arriving at its determination that an FX Spot Rate Price Inaccuracy has occurred, provided that such disclosure does not violate any agreements relating to confidentiality or any law, rule, regulation, order or contractual restriction applicable to the Gold Delivery Provider.

(pp) “FX Taxation Event” means, with respect to any Component Currency on any Currency Business Day, the implementation by its Currency Jurisdiction (or any political subdivision or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the laws or regulations relating to foreign investment in such Currency Jurisdiction (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the Gold Delivery Provider determines in good faith and in a commercially reasonable manner are likely to materially affect an investment made in such Component Currency.

(qq) “Global Gold ETF” means an exchange traded product, exchange traded fund or exchange traded note (“ETN”) that seeks to track the performance of an index (the “Index”), or multiple or inverse of such Index, whose calculation methodology is substantially similar or related to the transactions contemplated by this Agreement, and whose shares or units are listed for trading on one or more securities exchanges or markets. For the avoidance of doubt, a Global Gold ETF does not include warrants, debt instruments (other than ETNs), options, futures contracts, derivatives, swaps, options, forwards or structured products based on the Index (including structured product and debt instruments that may be listed on a non-U.S. exchange but which are not marketed as an exchange traded product, exchange traded fund or ETN and which do not compete directly with a Global Gold ETF).

(rr) “Gold” means gold bullion meeting the requirements of London Good Delivery.

(ss) [“Gold Business Day” means any day other than a day on which the London gold market is open for trading for less than a full business day and transaction procedures required under this Agreement to be executed or completed before the close of the business day may not be so executed or completed as a result.]

(tt) “Gold Delivery Amount” means with respect to any Gold Business Day or Publication Day, the amount of Gold Ounces, determined pursuant to Appendix A-2 of this Agreement, equal to the absolute value of the quotient of (i) the Net FX PnL (USD) Amount for the immediately preceding Publication Day and (ii) the Gold PM Fixside t applicable to such Net FX PnL (USD) Amount; provided that if no Gold PM Fixside t appears at or after 3:00 p.m. (London time) on such Gold Business Day, then the Gold Delivery Amount shall be calculated by reference to the first Gold PM Fixside t appearing thereafter. Notwithstanding the foregoing, on any Publication Day immediately following a Currency Business Day for any Currency Pair on which a Market Disruption Event has occurred with respect to such Currency Pair, the Gold Delivery Provider shall not be required to calculate the Gold Delivery Amount.

(uu) “Gold Delivery Amount Per Share” means with respect to any Gold Business Day or Publication Day, the Gold Delivery Amount for such day divided by the number of Shares outstanding as of the start of such day.

(vv) “Gold Delivery Deadline” means the time set forth in Appendix [●] of this Agreement.

(ww) “Gold Delivery Provider Indemnified Party” shall have the meaning assigned to such term in Section 15 herein.

(xx) “Gold Forward Rate” means with respect to any Gold Business Day, the rate of Gold, expressed as a percentage in U.S. Dollars with a tenor of three months as published on the applicable Gold Business Day on Bloomberg page [     ], or if such rate is not available, the most recent rate observed on such page, immediately prior to such Gold Business Day.

(yy) “Gold Market Disruption Event” means any of:

(i)	a Gold Trading Disruption;

(ii)	a Gold Price Source Disruption; and

(iii)	a Disappearance of Gold Reference Price.

(zz) “Gold Ounce” means one fine troy ounce (equal to 1.0971428 ounces avoirdupois) of Gold.

(aaa) “Gold PM Fix” means, with respect to any Gold Business Day, and except as otherwise noted herein, the LBMA Gold Price PM on such Gold Business Day; provided that if the Gold PM Fixside t is available at any time after 3:00 p.m. (London time) and on or before 3:30 p.m. (London time), in each case on such Gold Business Day (the “Delayed Gold PM Fix”), then such Delayed Gold PM Fix shall constitute the Gold PM Fix on such Gold Business Day.

(bbb) “Gold PM Fixside t” is calculated as set forth in Appendix A-2 of this Agreement.

(ccc) “Gold Price Inaccuracy” means, with respect to any Gold Business Day or Publication Day, and only if there has been a material change to the Gold PM Fix after the Effective Date of this Agreement, as determined by the Gold Deliver Provider in its good faith and commercially reasonable discretion, any perception among market participants generally that the Gold PM Fix (including the bid/ask spread with respect thereto) on such Gold Business Day or Publication Day is inaccurate by reference to the market gold spot price as generally observed among market participants (such price, the “Market Gold Spot Price”), as determined by the Gold Delivery Provider in its good faith and commercially reasonable discretion by reference to publicly available pricing sources, other pricing sources available to the Gold Delivery Provider or other supporting evidence deemed reasonable in good faith by the Gold Delivery Provider, on a case by case basis. The Gold Delivery Provider shall, if requested by the Fund, promptly provide the method and source information (including, e.g., dealer quotes, broker quotes or electronic trading data) used by the Gold Delivery Provider in arriving at its determination that a Gold Price Inaccuracy has occurred provided that such disclosure does not violate any agreements relating to confidentiality or any law, rule, regulation, order or contractual restriction applicable to the Gold Delivery Provider.

(ddd) “Gold Price Source Disruption” means, with respect to any Gold Business Day or Publication Day, the Gold PM Fix on such Gold Business Day is not available pursuant to the definition thereof (including the proviso thereto).

(eee) “Gold Trading Disruption” means, with respect to any Gold Business Day or Publication Day, the material suspension of, or the material limitation imposed on, trading in physical gold by market participants that trade physical gold with or through dealers of the LBMA on such Gold Business Day, as determined by the Gold Delivery Provider in its good faith and commercially reasonable discretion.

(fff) “Initial Term” means the period of time specified in Section 16 herein.

(ggg) “LBMA” means The London Bullion Market Association.

(hhh) “LBMA Gold Price PM” means the price per troy ounce of Gold stated in U.S. dollars as set via an electronic auction process run at 3:00 P.M. London time each [Gold Business Day] as calculated and administered by ICE Benchmark Administration Limited and published by LBMA on its website.

(iii) “Liquidity Event” means, with respect to any Component Currency on any Currency Business Day, the imposition by its Currency Jurisdiction or, without duplication, the United States of any capital or currency controls (such as a restriction placed on the holding of assets in or transactions through any account in such Currency Jurisdiction or the United States by a non-resident of such Currency Jurisdiction or the United States, as applicable) or the publication of any notice of an intention to do so, which the Gold Delivery Provider determines in good faith and in a commercially reasonable manner is likely to materially affect an investment made in the relevant Component Currency, in each case, on such Currency Business Day.

(jjj) “London Good Delivery” shall have the meaning assigned in the Good Delivery Rules for Gold and Silver Bars contained in the rules promulgated by the LBMA.

(kkk) “London time” means London, England time.

(lll) “Market Disruption Event” means (a) with respect to any Currency Business Day, an FX Market Disruption Event with respect to any Component Currency or Currency Pair or (b) with respect to any Gold Business Day a Gold Market Disruption Event.

(mmm) “Market TN Ask” shall have the meaning assigned to such term in paragraph (kkkk) of this Section.

(nnn) “Market TN Bid” shall have the meaning assigned to such term in paragraph (kkkk) of this Section.

(ooo) “Net FX PnL (USD) Amount” means the amount calculated pursuant to Appendix A-1.

(ppp) “New York Business Day” means each Weekday on which banks are generally scheduled to be open for business in New York.

(qqq) “Number of Shares” means, on any [Business Day], the number of issued and outstanding Shares on such [Business Day] (i) excluding any Creation Orders and Redemption Orders accepted by the Fund on such [Business Day], but (ii) including any Creation Orders or Redemption Orders accepted by the Fund on any previous [Business Day] which have not yet settled.

(rrr) “Party” means the Fund and the Gold Delivery Provider.

(sss) “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a governmental entity (or any department, agency or political subdivision thereof).

(ttt) “Potential Extraordinary Event” means the public announcement of an event that is scheduled to occur more than [30] calendar days after such public announcement that the Gold Delivery Provider determines, in its good faith and commercially reasonable discretion, may result in an Extraordinary Event.

(uuu) “Public Source” means any of the following (or any successor thereto): (a) Bloomberg Service, (b) Dow Jones Telerate Service, (c) Reuter Monitor Money Rates Services, (d) Dow Jones News Wire, (e) Wall Street Journal, (f) New York Times, (g) Nihon Keizai Shinbun, (h) Asahi Shinbun, (i) Yomiuri Shinbun, (j) Financial Times, (k) La Tribune, (l) Les Echos, (m) The Australian Financial Review, (n) any other source that is a main source of business news in any Currency Jurisdiction and (o) any other internationally recognized published or electronically displayed news sources.

(vvv) “Publication Day” means each Weekday on which banks are generally scheduled to be open for business in both New York and London and on which the Gold PM Fixside t , the WMR Spot Rate for each Currency Pair and the applicable TN Forward Points are all scheduled to be published.

(www) “Publicly Available Information” means, with respect to any fact or circumstance, information that reasonably confirms any such fact or circumstance and (a) has been published in a Public Sources, regardless of whether the reader or user thereof pays a fee to obtain such information or (b) is contained in any order, decree, notice or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body.

(xxx) “Qualifying TN Quotation” means, with respect to any Currency Pair on any FX Roll Day, a quotation in the foreign exchange markets relating to a tomorrow/next forward transaction referencing such Currency Pair which:

(i) is obtained from a foreign exchange broker or dealer or a quotation screen or other information source;

(ii) is of a relevant size relative to the “Change in Currency Notional”, as determined by the Spot Gold Provider based on such factors as the Currency Pair and the then-current level of liquidity for transactions in such Currency Pair; and

(iii) is quoted at any time between 10:00 a.m. (London time) and 10:20 a.m. (London time) on such FX Roll Day.

(yyy) “Qualifying TN Transaction” means, with respect to any Currency Pair on any Currency Business Day, a transaction in the foreign exchange markets relating to the execution of a tomorrow/next forward referencing such Currency Pair which:

(i) is from an electronic broker service, a voice broker service or transactions between foreign exchange dealers or in respect of a client transaction;

(ii) is not a transaction between parties who are Affiliates except if such transactions was (x) directed pursuant to a client transaction or (y) a principal transaction in connection with market making activities (even if such transactions are entered into at arm’s length and in good faith); and

(iii) is of a relevant size, relative to the “Currency Notional Position”, as determined by the Gold Delivery Provider in good faith based on such factors as the Currency Pair and the then-current level of liquidity for transactions in such Currency Pair (provided that the Gold Delivery Provider may, in its reasonable discretion, treat transactions of a lesser size as Qualifying TN Transactions for purposes of determining whether a TN Price Inaccuracy has occurred).

(zzz) “Redemption Order” means an order to redeem one or more Creation Units submitted by an Authorized Participant and accepted by the Fund.

(aaaa) “Redemption Order Acceptance Date” means the [Business Day] on which a Redemption Order is accepted by the Fund.

(bbbb) “Redemption Order Hedge Cost” has the meaning specified in Appendix A-3 of this Agreement.

(cccc) “Registration Statement” means the registration statement of the Trust with respect to the Fund as currently effective and on file with the SEC and as the same may be amended or supplemented from time to time thereafter or any successor registration statement in respect of the Shares.

(dddd) “SEC” means the U.S. Securities and Exchange Commission.

(eeee) “Settlement Date” means, with respect to a Creation Order or Redemption Order, the date that is three [Business Days] following the date on which the Creation Order or Redemption Order, as applicable, is accepted by the Fund (“T + 3”).

(ffff) “Share” means a share of or interest in the Fund and the “Shares” means all shares of or interests in the Fund.

(gggg) “Spot Date” means, with respect to any Currency Pair on any Currency Business Day, the settlement date of a foreign exchange transaction traded on such Currency Business Day in that Currency Pair for immediate delivery.

(hhhh) ““TN 10:00 A.M. Forward Points” means, with respect to any Currency Pair on any Currency Business Day, the TN Forward Points with respect to such Currency Pair appearing at or about 10:00 a.m. (London time) on such Currency Business Day; provided that:

(i) if the TN Forward Points for such Currency Pair are not available at or about 10:00 a.m. (London time) but are available at any time between 10:00 a.m. (London time) and at or about 11:00 a.m. (London time), in each case on such Currency Business Day, then the first such available TN Forward Points shall constitute the TN 10:00 A.M. Forward Points for such Currency Pair on such Currency Business Day;

(ii) if clause (i) above does not apply but the TN Forward Points for such Currency Pair are available at any time between 11:00 a.m. (London time) and at or about 5:00 p.m. (London time) on such Currency Business Day, then the earliest of such available TN Forward Points shall constitute the TN 10:00 A.M. Forward Points for such Currency Pair on such Currency Business Day; provided that for all purposes hereof, the bid/ask spread with respect to the TN 10:00 A.M. Forward Points for such Currency Pair on such Currency Business Day shall be the applicable bid/ask spread times two; and

(iii) if neither clause (i) nor clause (ii) applies, then the most recent available TN 10:00 A.M. Forward Points (provided that in no event shall any such TN 10:00 A.M. Forward Points be more than five Currency Business Days old) shall constitute the TN 10:00 A.M. Forward Points for such Currency Pair on such Currency Business Day after the applicable TN Day Count Adjustment has been applied; provided that for all purposes hereof, the bid/ask spread with respect to the TN 10:00 A.M. Forward Points for such Currency Pair on such Currency Business Day shall be the applicable bid/ask spread times two; provided, further, that the application of this clause (c) for a period of five consecutive Currency Business Days shall constitute a “TN Price Source Disruption Extraordinary Event”.

(iiii) “TN Day Count Adjustment” means, on a Currency Business Day for a given Currency Pair, the ratio of (a) the T/N Day Count Fraction on such Currency Business Day for such Currency Pair to (b) by the T/N Day Count Fraction for such Currency as of the Currency Business Day on which the TN 10:00 A.M. Forward Points were last available and therefore constituted the “TN 10:00 A.M. Forward Points” (provided that they shall not be more than five Currency Business Days old) for the purpose of implementing clause (iii) of the definition of “TN 10.00 A.M. Forward Points”.

(jjjj) “TN Day Count Fraction” means, on a Currency Business Day for a given Currency Pair, the day count fraction in “Actual/360” convention where the numerator is the number of calendar days from but excluding the Spot Date for such Currency Pair as of the immediately preceding FX Roll Day to and including the Spot Date for such Currency Pair as of such Currency Business Day.

(kkkk) “TN Forward Points” means, with respect to any Currency Pair on any Currency Business Day, the arithmetic mean of the bid and offer forward points for the period from but excluding the Spot Date with respect to the immediately preceding FX Roll Day to and including the Spot Date for such Currency Business Day appearing on the Reuters page set forth for such Currency Pair on Schedule [     ].

(llll) “TN Price Inaccuracy” means, with respect to any Currency Pair on any Currency Business Day, (a) (i) the bid with respect to the TN 10:00 A.M. Forward Points with respect to such Currency Pair is higher than the bid with respect to such Currency Pair calculated by the Gold Delivery Provider in good faith and in a commercially reasonable manner by reference to one or more Qualifying TN Transactions or one or more Qualifying TN Quotations (the “Market TN Bid”) or (ii) the ask with respect to the TN 10:00 A.M. Forward Points with respect to such Currency Pair is lower than the ask with respect to such Currency Pair calculated by the Gold Delivery Provider in good faith and in a commercially reasonable manner by reference to one or more Qualifying TN Transactions or one or more Qualifying TN Quotations (the “Market TN

Ask”) and (b) the Gold Delivery Provider shall have notified the Fund of such circumstance prior to [ ] p.m. (London time) on such Business Day. The Gold Delivery Provider shall, if requested by the Fund, promptly provide the method and source information (including, e.g., dealer quotes, broker quotes or electronic trading data) used by the Gold Delivery Provider in arriving at its determination that a TN Price Inaccuracy has occurred provided that such disclosure does not violate any agreements relating to confidentiality or any law, rule, regulation, order or contractual restriction applicable to the Gold Delivery Provider.

(mmmm) “TN Price Source Disruption Extraordinary Event” shall have the meaning assigned to such term in paragraph (-) of this Section.

(nnnn) “Transferee” means the party to which Gold Ounces are to be transferred (i.e., delivered) pursuant to this Agreement.

(oooo) “Transferor” means the party from which Gold Ounces are to be transferred pursuant to this Agreement.

(pppp) “United States” means the United States of America or any political subdivision or regulatory authority thereof.

(qqqq) “Unrealized FX PnL Close-Out Amount” shall have the meaning assigned to such term in Section 12 herein.

(rrrr) “Weekday” means each calendar day other than a Saturday or Sunday.

(ssss) “WMR 3:00 P.M. Spot Rate” means, with respect to any Currency Pair on any Publication Day, the WMR Spot Rate for such Currency Pair appearing at or about 3:00 p.m. (London time); provided that if the WMR Spot Rate for such Currency Pair is available at any time between 3:00 p.m. (London time) and at or about 3:30 p.m. (London time), in each case on such Publication Day (the “Delayed WMR 3:00 P.M. Spot Rate”), then the Delayed WMR 3:00 P.M. Spot Rate shall constitute the WMR 3:00 P.M. Spot Rate for such Currency Pair on such Currency Business Day.

(tttt) “WMR 3:00 P.M. Spot Rate Price Source Disruption” means, with respect to any Currency Pair on any Currency Business Day, that the WMR 3:00 P.M. Spot Rate for such Currency Pair is not available pursuant to the definition thereof (including the proviso thereto).

(uuuu) “WMR 4:00 P.M. Spot Rate” means, with respect to any Currency Pair on any Currency Business Day, the WMR Spot Rate for such Currency Pair appearing at or about 4:00 p.m. (London time) on such Business Day; provided that if the WMR Spot Rate for such Currency Pair is not available at or about 4:00 p.m. (London time) on such Currency Business Day, then:

(i) if the WMR Spot Rate for such Currency Pair is available at any time between 4:00 p.m. (London time) and at or about 5:00 p.m. (London time), in each case on such Business Day, then such available WMR Spot Rate shall constitute the WMR 4:00 P.M. Spot Rate for such Currency Pair on such Business Day or

(ii) if the WMR Spot Rate for such Currency Pair is not available at any time between 4:00 p.m. (London time) and at or about 5:00 p.m. (London time), in each case on such Business Day, (1) then the Gold Delivery Provider shall determine the WMR 4:00 P.M. Spot Rate for such Currency Pair on such Business Day in good faith and in a commercially reasonable manner.

(vvvv) “WMR Spot Rate” means, at any time, with respect to any Currency Pair, the Reuters page set forth for such Component Currency on Schedule [     ].

3. Representation and Warranties.

(a) Each Party represents to the other Party as of the Effective Date that:

(i) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, and to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement; and it has taken all necessary action to authorize such execution, delivery and performance;

(iii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

4. Exclusivity.

During the term of this Agreement as specified under Section 16, the Gold Delivery Provider agrees that it will not: (i) itself create, launch or market any Global Gold ETF, and/or (ii) provide services to, or engage in any transactions with, any Affiliate or third party that are substantially similar to the transactions contemplated by this Agreement for the purposes of creating a Global Gold ETF.

5. Conditions Precedent.

On each [Business Day], the obligations of the Fund and the Gold Delivery Provider pursuant to Sections 6, 7 and 8 herein shall be (i) contingent upon the completion by the Fund and the Gold Delivery Provider of their respective obligations as set forth in Section 5(b) and 5(c) herein, and (ii) subject to the dispute resolution provisions in Section 8.

(a) Fund Obligations. On each [Business Day] the Fund shall communicate the following information to the Gold Delivery Provider and the Sponsor at or prior to 3:00 p.m. (London Time):

(1)	the Creation Unit RatioPre,t on such [Business Day];

(2)	the number of Shares outstanding at the start of such [Business Day] (for the avoidance of doubt, the number of Shares so calculated shall (x) exclude any Shares created or redeemed pursuant to Creation Orders or Redemption Orders accepted by the Fund on such [Business Day] and (y) include any Shares created or redeemed pursuant to Creation Orders or Redemption Orders accepted by the Fund (whether settled or unsettled) on any previous Business Day);

(3)	the number of Creation Units that are being created on such [Business Day]; and

(4)	the number of Creation Units that are being redeemed on such [Business Day].

In addition, the Fund shall communicate the occurrence of any dispute to the Gold Delivery Provider as to calculations and determinations in accordance with Section 8 herein.

(b) The Gold Delivery Provider Obligations.

(1)	On each [Currency Business Day] with respect to any Currency Pair, the Gold Delivery Provider shall inform the Sponsor and the Fund, at or prior to the Cut-Off Time, of whether any FX Market Disruption Event or Extraordinary Event has occurred with respect to such Currency Pair on such Currency Business Day; and

(2)	on each [Gold Business Day], the Gold Delivery Provider shall inform the Sponsor and the Fund, at or prior to the Cut-Off Time, of whether any Gold Market Disruption Event or Extraordinary Event has occurred with respect to Gold on such Gold Business Day.

6. Calculation and Delivery of the Net Currency Gain or Loss.

(a) On each Publication Day, if neither a Market Disruption Event nor an Extraordinary Event has occurred or is continuing on such Publication Day, the Gold Delivery Provider shall calculate the Net FX PnL (USD) Amount for such Publication Day.

(b) The Gold Delivery Provider shall inform the Fund and the Sponsor electronically (or by any other commercial means) of the Dollar amount of such calculation by the Cut-Off Time on each Publication Day.

(c) On any Currency Business Day in which the Gold Delivery Provider determines there is an FX Spot Rate Price Inaccuracy, the Gold Delivery Provider shall notify the Fund of such determination by [     ] on such Currency Business Day. Promptly after receipt of such notification, but in any event no later than [    ] on such Currency Business Day, the Fund shall notify the Gold Delivery Provider whether (i) it accepts the Market FX Spot Rate for such Currency Pair, in which case the Gold Delivery Provider shall use the Market FX Spot Rate for such Currency Pair to calculate the Net FX PnL for such Currency Business Day, or (ii) it does not accept the Market FX Spot Rate for such Currency Pair, in which case the Gold Delivery Provider shall use the WMR Spot Rate for such Currency Pair to calculate the Net FX PnL for such Currency Business Day.

(d) On any Gold Business Day or Publication Day in which the Gold Delivery Provider determines there is a Gold Price Inaccuracy, the Gold Delivery Provider shall notify the Fund of such determination by [     ] on such Gold Business Day or Publication Day. Promptly after receipt of such notification, but in any event no later than [    ] on such Gold Business Day or Publication Day, the Fund shall notify the Gold Delivery Provider whether (i) it accepts the Market Gold Spot Price, in which case such Market Gold Spot Price rate shall be used to calculate the Net FX PnL for such Gold Business Day or Publication Day, or (ii) it does not accept the Market Gold Spot Price, in which case the Gold Delivery Provider shall use the Gold PM Fix to calculate the Net FX PnL for such Gold Business Day or Publication Day.

(e) On any Currency Business Day in which the Gold Delivery Provider notifies the Fund of a TN Price Inaccuracy, the Fund, promptly after receipt of such notification, but in any event no later than [    ] on such Currency Business Day, shall notify the Gold Delivery Provider whether (i) it accepts the Market TN Bid or the Market TN Ask, in which case such the Gold Delivery Provider shall use the Market TN Bid or Market TN Ask, as applicable, for such Currency Pair to calculate the Net FX PnL for such Currency Business Day, or (ii) it does not accept the Market TN Bid or the Market TN Ask, in which case the Gold Delivery Provider shall use the bid or ask with respect to the TN 10:00 A.M. Forward Points for such Currency Pair, as applicable, to calculate the Net FX PnL for such Currency Business Day.

(f) The treatment of the Net FX PnL (USD) Amount shall be as follows:

(1)	If the Net FX PnL (USD) Amount for the Fund on a Publication Day is a positive number (i.e., represents a currency gain in favor of the Fund), the Gold Delivery Provider shall be obligated to Deliver to the Fund a number of Gold Ounces equivalent in value to the Net FX PnL, pursuant to the provisions of Section 7.

(2)	If the Net FX PnL (USD) Amount for the Fund on a Publication Day is a negative number, (i.e., represents a currency loss with respect to the Fund), the Fund shall be obligated to Deliver to the Gold Delivery Provider a number of Gold Ounces equivalent to the value of the Net FX PnL, pursuant to the provisions of Section 7.

(3)	If the Net FX PnL (USD) Amount for the Fund on a Publication Day is zero, no amount shall be due to either Party.

7. Calculation and Delivery of the Gold Delivery Amount.

(a) On each Publication Day, if neither Market Disruption Event nor an Extraordinary Event has not occurred or is continuing on such Publication Day, the Gold Delivery Provider shall calculate the Gold Delivery Amount.

(b) The Gold Delivery Provider shall use its commercially reasonable efforts to inform the Fund and the Sponsor electronically of the Gold Delivery Amount by the Cut-Off Time on each Publication Day.

(c) The treatment of the Gold Delivery Amount will vary depending on whether the Gold Delivery Amount is a positive number, a negative number or zero.

(1)	If the Gold Delivery Amount with respect to the Fund is a positive number, the Gold Delivery Provider will Deliver a number of Gold Ounces equal to the Gold Delivery Amount on the Delivery Date.

(2)	If the Gold Delivery Amount with respect to the Fund is a negative number, the Fund will Deliver a number of Gold Ounces equal to the absolute value of the Gold Delivery Amount to the Gold Delivery Provider on the Delivery Date.

(3)	If the Gold Delivery Amount with respect to the Fund is equal to zero, then neither the Fund nor the Gold Delivery Provider will Deliver any Gold to the other party.

8. Disputes as to Calculations and Determinations.

(a) Prior to [     ] on any Publication Day, if the Fund shall notify the Gold Delivery Provider in writing (including email) that it believes in good faith that either the Net FX PnL (USD) Amount as calculated by the Gold Delivery Provider pursuant to Section 6 or the Gold Delivery Amount as calculated by the Gold Delivery Provider pursuant to Section 7 is in error (together with delivery of appropriate evidence or calculations supporting such belief), then the Gold Delivery Provider and the Fund shall use commercially reasonable efforts in good faith to resolve such dispute as soon as practicable. On each Business Day on which a dispute is outstanding between the Fund and the Gold Delivery Provider, the Fund may, in its sole discretion, suspend or reject Creation Orders or Redemption Orders or continue to accept Creation Orders and Redemption Orders as binding by the Fund, provided, that (i) the Fund shall notify the Gold Delivery Provider in writing (including email) of its decision, as applicable, to suspend, reject or accept Creation Orders and Redemption Orders by [            ] London time on such Publication Day (“Instructions”), and (ii) if the Fund elects to continue to accept Creation Orders and Redemption Orders as binding by the Fund, the Gold Delivery Provider shall only determine the Net FX PnL (USD) Amount and the Gold Delivery Amount relating to, and execute its obligations hereunder in respect of, such Creation or Redemption Orders using market data available (1) on the Business Day such dispute is resolved between the Fund and Gold Delivery Provider if such dispute is resolved prior to [            ] (London Time) on such Business Day and (2) on the Business Day immediately following the Business Day on which such dispute is resolved between the Fund and the Gold Delivery Provider if such dispute is resolved after [            ] (London Time) on such Business Day.

(b) Prior to [     ] on any Publication Day, if the Fund shall notify the Gold Delivery Provider that it believes in good faith that any Market Disruption Event or Extraordinary Event as determined by the Gold Delivery Provider has not occurred (together with delivery of appropriate evidence supporting such belief), then the Gold Delivery Provider and the Fund shall use commercially reasonable efforts in good faith to resolve such dispute as soon as practicable, provided that until resolution, the second sentence of clause (a) above shall continue to apply.

(c) Notification of a dispute (or any lack of such notification) shall not relieve Gold Delivery Provider of any of its obligations set forth herein, except as expressly stated in this Section 8. The Fund shall take reasonable steps to communicate any dispute (and resolution) to the Authorized Participants and any other relevant parties.

9. Delivery of Gold by APs in Connection with Creation and Redemption Orders.

(a) On each [Business Day], on or before 3:00 p.m. (London time), with respect to all Creation Orders and Redemption Orders accepted by the Fund, the Fund shall inform the Gold Delivery Provider of the aggregate number of Creation Units created or redeemed and the associated Dollar value of Gold to be delivered or received in connection with such Creation Orders or Redemption Orders; provided that if the Fund shall fail to deliver such information to the Gold Delivery Provider before 3:30 p.m. (London time) on any [Business Day], then all such Creation Orders and Redemption Orders shall be immediately cancelled. In respect of each Creation Order and Redemption Order, the respective Authorized Participant shall be required by the applicable Authorized Participant Agreement to Deliver to the Fund, or the Fund shall be required to Deliver to the respective Authorized Participant, an amount of Gold Ounces determined by the Gold Delivery Provider in accordance with clauses (b) or (c) below, as applicable, associated with the Creation Unit Gold Delivery Amount. All such Gold Ounces determined by the Gold Delivery Provider in accordance with clauses (b) or (c) below, as applicable, in respect of a Creation Order or Redemption Order shall be Delivered by the Fund to the Gold Delivery Provider prior to or on the Settlement Date relevant to that Creation Order or Redemption Order[; provided that if the Fund shall fail to Deliver any such Gold Ounces to the Gold Delivery Provider before [     ] p.m. (London time) on any such [Business Day], then the Gold Delivery Provider shall have recourse to the assets of the Fund directly with respect to such Gold Ounces.]

(b) Creation Orders. With respect to each Creation Order accepted by the Fund on a [Business Day], the Authorized Participant placing such Creation Order shall Deliver to the Fund, the aggregate of the following amounts:

(1)	the Creation Order Hedge Cost multiplied by the number of Creation Units for such Creation Order (which amount shall ultimately be Delivered by the Fund to the Gold Delivery Provider); and

(2)	the sum of:

(A) The product of (i) the number of Creation Units for such Creation Order, (ii) the number of Shares per Creation Unit and (iii) the Creation Unit Ratio post, t for such [Business Day];

(B) The product of (i) the number of Creation Units for such Creation Order, (ii) the number of Shares per Creation Unit and (iii) the Creation Unit Gold Delivery Amountt+1. Such amount may be positive or negative and will be determined on the [Business Day] immediately following the [Business Day] on which the Creation Order was accepted.

(3)	The specific details of the calculation of the Creation Order Hedge Cost are set forth in Appendix A-3 of this Agreement. The specific details of the calculation of the Creation Unit Gold Delivery Amount are set forth in Appendix A-4 of this Agreement.

(c) Redemption Orders. With respect to each Redemption Order accepted by the Fund on a [Business Day], the Fund shall Deliver the following amounts:

(1)	to the Gold Delivery Provider, the Redemption Order Hedge Cost multiplied by the number of Creation Units for such Redemption Order; and

(2)	to the Authorized Participant placing such Redemption Order, the difference between (Y) the sum of clauses (A) and (B) below, and (Z) the amount payable to the Gold Delivery Provider in (1) above:

(A) The product of (i) the number of Creation Units for such Redemption Order, (ii) the number of Shares per Creation Unit and (iii) the Creation Unit Ratiopost,t, published by the Fund with respect to such [Business Day];

(B) The product of (i) the number of Creation Units for such Redemption Order, (ii) the number of Shares per Creation Unit and (iii) the Creation Unit Gold Delivery Amountt+1. Such amount may be positive or negative and will be determined on the [Business Day] immediately following the [Business Day] on which the Redemption Order was accepted.

(3)	The specific details of the calculation of the Redemption Order Hedge Cost are set forth in Appendix A-3 of this Agreement. The specific details of the calculation of the Creation Unit Gold Delivery Amount are set forth in Appendix A-4 of this Agreement.

(d) Each [Business Day], on or before [    ]p.m. London time, the Gold Delivery Provider shall provide the calculations set forth in Section 9(b) and Section 9(c) to the Fund. If the Gold Delivery Provider determines that there is an error or other discrepancy it shall promptly notify the Fund and state with reasonable specificity why it believes there is an error or other discrepancy.

10. Market Disruption Events. The Gold Delivery Provider shall notify the Sponsor and the Fund (x) promptly upon the occurrence of a Market Disruption Event and (y) promptly following the cessation of such Market Disruption Event (or other event that results in such Market Disruption Event no longer being in effect). If a Market Disruption Event has occurred or is continuing on any Publication Day: (a) the Gold Delivery Provider shall not be required to deliver any calculations hereunder with respect to the Net FX PnL (USD) Amount or the Gold Delivery Amount for such Publication Day or for the following Publication Day, as applicable, (b) all Creation Orders and Redemption Orders delivered on such Publication Day will be cancelled and (c) the Fund will suspend accepting new Creation Orders and Redemption Orders until the Gold Delivery Provider notifies the Sponsor and the Fund that no Market Disruption Event is continuing.

11. Potential Extraordinary Events. If any Potential Extraordinary Event has occurred, the Gold Delivery Provider may, in its good faith and commercially reasonable discretion, notify the Sponsor and the Fund of such Potential Extraordinary Event and the anticipated date of the related Extraordinary Event. Promptly following such notification, but in any event no later than the end of the New York Business Day on which such notification was made, the Gold Delivery Provider will deliver Publicly Available Information (and in the absence of Publically Available Information, other reliable sources of evidence) to the Sponsor and the Fund evidencing the expected occurrence of such Extraordinary Event. The Gold Delivery Provider will, if possible, specify the date on which the Potential Extraordinary Event will become an Extraordinary Event. Following such notification and delivery, the Gold Delivery Provider and the Fund shall use commercially reasonable efforts to attempt to agree in good faith to amend this Agreement (any such amendment, a “Potential Extraordinary Event Amendment”) in order to maintain, to the greatest extent possible, the character of the business agreements hereunder as of the Effective Date (it being understood that, notwithstanding anything herein to the contrary, Potential Extraordinary Event Amendments shall be effective upon the execution of an amendment hereto by the Gold Delivery Provider and the Fund without the consent of any holder of Shares).

12. Extraordinary Events.

(a) Upon the occurrence of an Extraordinary Event, this Agreement shall automatically terminate upon written notice from the Gold Delivery Provider to the Sponsor and the Fund. Promptly following such notification, but in any event no later than the end of the New York Business Day on which such notification was made, the Gold Delivery Provider will deliver Publicly Available Information to the Sponsor and the Fund evidencing the occurrence of such Extraordinary Event. The Gold Delivery Provider shall, as soon as reasonably practicable after notification and delivery, provide to the Fund a calculation of:

(1) in the case of an Extraordinary Event of the type described in clause (ii) or (iii) of the definition thereof, the Unrealized FX PnL on the date of such Extraordinary Event; or

(2) in the case of an Extraordinary Event described in clause (i), (iv) or (v) of the definition thereof, the Unrealized FX PnL Close-Out Amount on the Gold Business Day or Currency Business Day, as applicable, which is the sixth (6th) Business Day following the date on which the Market Disruption Event, the continuance of which resulted in such Extraordinary Event, first occurred (the “Applicable Day”); and

(3) in the case of an Extraordinary Event of the type described in clause (i), (iv) or (v) of the definition thereof, the amount of gains (calculated in a good faith and commercially reasonable manner by the Gold Delivery Provider and expressed as a negative number) or losses (calculated in a good faith and commercially reasonable manner by the Gold Delivery Provider and expressed as a positive number), if any, incurred by the Gold Delivery Provider in connection with the management of the price risk of performing or terminating its obligations with respect to this Agreement (the “FX Close-Out Amount” and, together with the Unrealized FX PnL Close-Out Amount, the “Close-Out Amounts”).

(b) On the New York Business Day after delivery of the calculation(s) described in paragraph (a)(1), (2) and (3) above, as applicable, (a) if the sum of the Unrealized FX PnL Close-Out Amount and the FX Close-Out Amount is positive, the Gold Delivery Provider shall pay to the Fund at its account as specified by the Fund from time to time an amount equal to such sum in Gold Ounces, and (b) if the sum of the Close-Out Amounts is negative, then the Fund shall pay to the Gold Delivery Provider at its account as specified by it from time to time an amount equal to the absolute value of such sum in Gold Ounces; provided that if, in the case of this clause (b), the Fund shall fail to deliver any such Gold Ounces to the Gold Delivery Provider before [ ] p.m. (London Time) on any such New York Business Day, then the Gold Delivery Provider shall have recourse to the assets of the Fund directly with respect to such Gold Ounces. In the event that this Agreement is automatically terminated as a result of an Extraordinary Event pursuant to this Section 12, the Gold Delivery Provider and the Fund shall use good faith efforts to enter into a new, commercially reasonable agreement that is substantially similar to this Agreement, taking into account any change in market circumstances applicable at such time.

13. Limitation on Liability.

(a) Notwithstanding anything herein to the contrary, the Gold Delivery Provider may execute any of its duties under this Agreement by or through any of its officers, agents and employees, and neither the Gold Delivery Provider nor its respective directors, officers, agents or employees shall be liable to the Sponsor or any holder of Shares for any action taken or omitted to be taken in good faith, or be responsible to the Sponsor or any holder of Shares for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such agent’s own gross negligence, bad faith or willful misconduct. Neither the Gold Delivery Provider nor its respective directors, officers, agents and employees shall in any event be liable to the Sponsor or any holder of Shares for any action taken or omitted to be taken by it pursuant to instructions received by it from the Fund, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Gold Delivery Provider nor any of its respective directors, officers, employees, or agents shall be: (1) responsible to the Sponsor or any holder of Shares for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement or any related agreement, document or order; (2) required to ascertain or to make any inquiry concerning the performance or observance by the Fund of any of the terms, conditions, covenants, or agreements of this Agreement; or (3) responsible to the Sponsor or any holder of Shares for the validity, enforceability, collectability, effectiveness or genuineness of this Agreement or any other certificate, document or instrument furnished in connection therewith.

(b) Each Party shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing reasonably believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons on behalf of the other Party, and upon the advice and statements of legal counsel, independent accountants and other experts selected and identified as such by the other Party.

(c) Notwithstanding anything herein to the contrary, the Parties agree that, pursuant to Section 3804(a) of the Delaware Statutory Trust Act, the liabilities of the Fund shall be limited such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to the Fund shall be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust; and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing and relating to this Agreement with respect to the Trust generally and any series of the Trust other than the Fund shall be enforceable against the Fund. The Gold Delivery Provider further agrees that it shall not seek satisfaction of any such obligation from the shareholders, any individual shareholder, officer, representative or agent of the Trust or the Fund, nor shall it seek satisfaction of any such obligation from the Sponsor, its members, managers, directors or officers.

14. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Fund acknowledges and agrees that: (a) the transactions provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof) are an arm’s-length commercial transaction between the Fund, on the one hand, and the Gold Delivery Provider, on the other hand, and the Fund is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Gold Delivery Provider is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Fund or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (c) the Gold Delivery Provider has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Fund with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof (irrespective of whether the Gold Delivery Provider has advised or is currently advising the Fund or any of its Affiliates on other matters) and the Gold Delivery

Provider has no obligation to the Fund or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; (d) the Gold Delivery Provider and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and its Affiliates, and the Gold Delivery Provider has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Gold Delivery Provider has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof) and the Fund has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Fund hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Gold Delivery Provider with respect to any breach or alleged breach of agency or fiduciary duty.

15. Indemnification.

(a) Indemnification Obligations. Subject to the conditions set forth in Section 15(b), the Fund shall indemnify and defend the Gold Delivery Provider and its Affiliates, and their respective officers, directors, members, employees and agents (each, a “Gold Delivery Provider Indemnified Party”), against any and all third-party claims, demands, actions, judgments, liabilities, costs, charges and expenses (including reasonable attorneys’ and experts’ fees) (collectively, “Losses”) arising out of or in connection with this Agreement and the transactions pursuant hereto, except to the extent such Losses arise from, or are related to, the Fund Indemnified Party’s negligence, willful misconduct or breach of this Agreement;

(b) Indemnification Conditions. The Fund’s obligations under Section 15(a) above are conditioned upon the following:

(1)	The Fund’s receiving prompt written notice of each such claim, action or proceeding (but the failure to do so shall not relieve the Fund of any liability hereunder except to the extent the Fund has been materially prejudiced therefrom).

(2)	The Fund receiving reasonable cooperation from the Gold Delivery Provider Indemnified Party.

(3)	Subject to the provisions of Section 15(b)(4) of this Agreement, the Fund shall have the right to control and direct the investigation, defense and settlement of each such claim; provided however, that the Fund will not accept any settlement which does not provide the Gold Delivery Provider Indemnified Party with a complete release or imposes liability not covered by these indemnifications or places restrictions on the Gold Delivery Provider Indemnified Party without the Gold Delivery Provider Indemnified Party’s prior written consent, which consent will not be unreasonably withheld or delayed.

(4)	If any indemnified claim shall be brought or asserted against a Gold Delivery Provider Indemnified Party and it shall have notified the Fund thereof, the Fund shall retain counsel reasonably satisfactory to the Gold Delivery Provider Indemnified Party to represent the Gold Delivery Provider Indemnified Party and any others entitled to indemnification pursuant to this Section 15 that the Fund may designate in any proceeding for such indemnified claim and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Gold Delivery Provider Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Gold Delivery Provider Indemnified Party unless: (A) the Fund and the Gold Delivery Provider Indemnified Party shall have mutually agreed to the contrary; (B) the Fund has failed within a reasonable time to retain counsel reasonably satisfactory to the Gold Delivery Provider Indemnified Party; or (C) the named parties in any such proceeding (including any impleaded parties) include both the Fund and the Gold Delivery Provider Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them.

16. Term and Termination.

(a) Term. This Agreement shall be effective as of the Effective Date and continue in effect through the end of the Initial Term unless it is otherwise terminated in accordance with this Section 16. The Initial Term of this Agreement shall commence on the Effective Date and end on the date that is [two-and-a-half years from the Effective Date (the “Initial Term”)]. After the expiration of the Initial Term, either Party may terminate this Agreement, for any reason upon at least 180 days prior written notice to the other Party. Any written notice of termination of this Agreement with respect to the Fund or the Fund pursuant to this Section 16 shall include a reference to the particular subsection which provides the basis for the termination along with a reasonably detailed description of the facts giving rise to the termination right.

(b) Termination by Either Party. The Fund or the Gold Delivery Provider may terminate this Agreement: (i) upon at least ninety calendar days prior written notice to the other Party (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order), if any legislation or regulation is adopted or any government interpretation is issued that prevents or materially limits the operation of the Fund or the ability of the Gold Delivery Provider to perform its duties under this Agreement or (ii) upon at least ninety calendar days prior notice to the other Party if any material litigation or material regulatory proceeding regarding the other Party is commenced by a third party and such litigation or regulatory proceeding is reasonably likely to have a material and adverse effect on the good name or reputation of such other Party or significantly impair such other Party’s ability to perform its obligations under this Agreement.

(c) Termination by the Gold Delivery Provider. The Gold Delivery Provider may terminate this Agreement upon at least ninety calendar days prior written notice to the Fund (or such lesser period of time as may be necessary pursuant to any law, rule, regulation or court order) if: (i) any material litigation or proceeding is commenced by a third party relating the

Gold Delivery Provider’s ability to perform its duties under this Agreement and such litigation or proceeding is, in the Gold Delivery Provider’s determination, reasonably likely to result in a material and adverse final ruling by a regulatory agency or court of competent jurisdiction (as applicable) with respect to the Gold Delivery Provider’s ability to continue performing its duties under this Agreement; (ii) any legislation or regulation is adopted or any government interpretation is issued which, in the Gold FX Delivery Provider’s reasonable judgment, materially impairs the Gold FX Delivery Provider’s ability to perform its duties under this Agreement; (iii) the Gold Delivery Provider’s corporate and investment bank elects to cease or materially limit its ability to provide exposure to retail clients in one or more of the Component Currencies or Gold for any reason.

(d) Termination Upon an Event of Default. Upon the occurrence of an Event of Default (defined below) with respect to a Party (the “Defaulting Party”), the other Party (the “Non-Defaulting Party”) may, by not more than twenty days’ notice to the Defaulting Party specifying the occurrence of such Event of Default, designate a day not earlier than the day such notice is effective (the “Termination Date”) to terminate this Agreement. The Defaulting Party will on demand indemnify and hold harmless the Non-Defaulting Party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by the Non-Defaulting Party by reason of the enforcement and protection of its rights under this Agreement, including, but not limited to, costs of collection. The occurrence at any time with respect to a Party of any of the events set forth in (1) to (5) of below shall constitute an event of default (“Event of Default”) with respect to such Party.

(1)	Breach of Obligations Pursuant to Section 6 or 7. Failure by the Gold Delivery Provider to comply with or perform any obligation to be complied with or performed by the Gold Delivery Provider in accordance with Section 6 or 7 herein if such failure is not remedied by the end of the [next] [Business Day] after notice of such failure is given to the Gold Delivery Provider by the Fund or Sponsor.

(2)	Breach of Obligations Pursuant to Section 9. Failure by the Fund to pay to the Gold Delivery Provider any amounts due pursuant to Section 9 within [ ] days after receipt of invoice therefor.

(3)	Misrepresentation. A representation made by the Party under Section 3 proves to have been incorrect or misleading in any material respect when made.

(4)

Bankruptcy. The Party (l) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (2) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (3)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (4) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (5) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (6) causes or is subject to any event with respect to which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (l) to (5) above (inclusive); or (7) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(5)	Breach of Agreement. Failure by a Party to comply with or perform any obligation to be complied with or performed by the Party (other than an obligation set forth in Sections 6 or 7 of this Agreement) in accordance with this Agreement if such failure is not remedied within sixty (60) days after notice of such failure is given to the Party.

(e) Survival. The provisions of this Section 16 of this Agreement shall survive the expiration or earlier termination of this Agreement. Any rights that accrued or obligations that were incurred (including, for the avoidance of doubt, any obligation to deliver gold) prior to the termination or expiration of this Agreement shall survive such expiration or termination.

17. Transfers and Assignments. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either Party without the prior written consent of the other Party; provided that the Gold Delivery Provider may assigns its rights and obligations hereunder to any of its Affiliates without the consent of the Fund.

18. Notice. All notices and other communications under this Agreement shall be: (i) in writing, and (ii) delivered by: (A) hand (with receipt confirmed in writing), or (B) by registered or certified mail (return receipt requested), or (C) by facsimile transmission (with receipt confirmed in writing) and ordinary mail, to the address or facsimile number set forth below, as applicable, or to such other address or facsimile number, as applicable, as either Party shall specify by a written notice to the other, and (iii) deemed given upon receipt.

If notice is being provided to the Gold Delivery Provider:

[                     ]

[JPMorgan Chase Bank, National Association

383 Madison Avenue, 10th Floor

New York, New York 10017]

Email:

With copies to:

[                     ]

[JPMorgan Chase Bank, National Association

1 Chase Manhattan Plaza, Floor 21

New York, NY, 10005-1401]

Email:

and

[                     ]

[JPMorgan Chase Bank, National Association

277 Park Avenue, 13th Floor

New York, New York 10172]

Email:

If notice is being provided to the Fund:

Global Currency Gold Fund

c/o WGC USA Asset Management Company, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022, United States of America

Email:             @gold.org

With copies to:

General Counsel

WGC USA Asset Management Company, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022, United States of America

Email:brian.bellardo@gold.org

19. Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the Parties that the substantive law of the State of New York governs this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles.

20. Jurisdiction and Venue. Each Party agrees that any legal action, proceeding, controversy or claim between the Parties arising out of or relating to this Agreement shall be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department and by execution of this Agreement, each Party hereto submits to the exclusive jurisdiction of such court (subject to removal to Federal court in accordance with applicable law in the case of any action commenced in State court) and waives any objection it might have based upon improper venue or inconvenient forum.

21. Waiver of Jury Trial. Each Party hereto hereby waives any right it may have in the future to a jury trial in connection with any legal action, proceeding controversy or claim between the Parties arising out of or relating to this Agreement.

22. Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to its subject matter, and supersedes any and all previous agreements between the Parties with respect to the subject matter of this Agreement. There are no oral or written collateral representations, agreements or understandings except as provided herein.

23. Interpretation. All references herein to “reasonable efforts” shall include taking into account all relevant commercial and regulatory factors. All references herein to “regulations” or “regulatory proceedings” shall include regulations or proceedings by self regulatory organizations such as securities or futures exchanges. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. The use of the words “include” or “including” in this Agreement will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive.

24. Amendment. No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized representatives of both Parties. The delay or failure by either Party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

J.P. MORGAN CHASE BANK, N.A.

By:
Name:
Title:

GLOBAL CURRENCY GOLD FUND

By:
Name:
Title:

APPENDIX A-1

CALCULATION OF NET FX PnL

Net FX PnL (USD)t = Unrealized FX PnLt — Unrealized Hedge Costt

Section I of this Appendix A-1 sets forth the formula to be used to calculate the “Unrealized FX PnLt”. Section II of this Appendix A-1 sets forth the formula to be used to calculate the Unrealized Hedge Cost. As used in Appendix A-1, “t” shall mean any day that is not subject to a Gold Price Source Disruption or a WMR 3:00 P.M. Spot Rate Price Source Disruption.

I. Calculation of Unrealized FX PnLt.

In respect of any [Business Day]t, the Unrealized FX PnLt shall be a function of the Creation Unit Ratiopost, t-1, the Number of Shares as of [Business Day]t and the FX Overlay PnL based on the Component Currency (or Currencies) reflected in the Index. Such amount shall be determined as follows:

Unrealized FX PnLt	=	Number of Sharest	x	Creation Unit Ratiopost,t-1	x	FX Overlay PnLt

A.	“Number of Sharest” means, on a given [Business Day]t, the number of outstanding Shares issued by the Fund prior to giving the affect to any Creation Orders and Redemption Orders accepted by the Fund on such day and including any Creation Orders and Redemption Orders accepted but not yet settled on any preceding [Business Day]t.

B.	“Creation Unit Ratiopost,t”	=	Creation Unit Ratiopre,t	+	Gold Delivery Amountt
Number of Sharest-1

“Creation Unit Ratiopre, t” means, with respect to the Trust and on any [Business Day]t, a number of Gold Ounces per share of the Fund determined by the Fund prior to the Cut-off Time as of such [Business Day]t that is equal to the following:(a) (i) the total amount of Gold held by the Fund as of such [Business Day]t, and after giving effect to and accounting for the following (A) any Creation Orders and Redemption Orders accepted and binding on prior [Business Days]t that have not been settled, and (B) any Gold Delivery Amounts determined in respect of prior [Business Days]t that have not already settled; minus (ii) any and all expenses, fees and costs accrued by the Fund in Dollars and converted into Gold Ounces at the Gold PM Fix on such [Business Day]t up to and including that respective [Business Day]t divided by (b) the Number of Shares (prior to giving effect to any Creations and Redemptions on such day). For the avoidance of doubt, all determinations shall be made before the effect of any Creation Orders or Redemption Orders on such [Business Day]t but shall include any Creation Orders or Redemptions Orders made on any previous [Business Day], even if such orders have not yet settled.

“Gold Delivery Amount” means, in respect of any [Business Day]t, the Gold Ounces to be either delivered or received, or actually delivered or received, to/from the Fund by the Gold Delivery Provider pursuant to the conversion of the prior [Business Day]t’s Net FX PnL (USD) Amount into ounces. Such amount is determined pursuant to Appendix A-2 and applied pursuant to Section 7 of this Agreement.

C.	“FX Overlay PnLt” means, on any [Business Day]t, the gain or loss (i.e., “PnL”) in Dollars on the currency (i.e., FX) position held by the Trust from [Business Day]t-1 to [Business Day]t per ounce of Gold. This amount is calculated as follows:

Where:

In respect of any Dollar Quoted Currency settling in two business days:

TN Roll PnLi,t

In respect of any Dollar Quoted Currency settling on the next business day:

TN Roll PnLi,t

In respect of any Non-Dollar Quoted Currency settling in two business days:

TN Roll PnLi,t

In respect of any Non-Dollar Quoted Currency settling on the next business day:

TN Roll PnLi,t

Where:

“Spot Rate i, mid, t” means, in respect of currency i and Business Dayt, the Spot Rate CCy i, mid, t as of 4pm London time of such Component Currency as of such [Business Day]t, subject to Market Disruption Events.

“TN Forward i, bid, t” has the meaning specified in subsection (D) and (E) below, as applicable.

“TN Forward i, ask, t” has the meaning specified in subsection (D) and (E) below, as applicable.

“j” means each WMR Day FX Roll Day (Note: if this is not an FX Roll Day TN Forwardi,bid,j = TN Forwardi,ask,j =0) from but excluding Publication Dayt-1 to and including Publication Dayt (Note: any Publishing Day is a WMR day by definition.

“j-1” means the WMR Day immediately preceding WMR Day j.

“k” means each WMR Days from and including WMR Day j to and including Publication Dayt (Note: any Publication Day is a WMR day by definition).

“Interest Accrual Rateside(j),k” means, with respect to each WMR Day k, the Interest Accrual Rateside(j) determined in accordance with Appendix A-2 herein as of WMR Day k and “side(j)” means “bid” if Net FX PnL is positive (Note: the roll here is always done forward to a later date). “ask” if Net FX PnL is strictly negative (Note: the roll here is always done forward to a later date).

“(SpotDate(i, k-1),SpotDate(i, k))/360” refers to the Day Count Fraction in Actual/360 convention where the numerator is the number of calendar days from but excluding the Spot Date of currency i as of WMR Day (k-1) to and including the Spot Date (for EURUSD) as of WMR Day k.

“(SpotDate(i, t),GoldSpotDate(t))/360” refers to the Day Count Fraction in Actual/360 convention where the numerator is the number of calendar days from but excluding the Spot Date of currency i as of WMR Day (t) to and including the Spot Date of gold as of WMR Day t.

“Dollar Quoted Currency” means, any foreign exchange currency whose price convention in the market is to quote the number of Dollars per unit of the relevant currency.

“Non-Dollar Quoted Currency” means, any foreign exchange currency whose price convention in the market is to quote the number of relevant currency units per unit of Dollars.

D.	Calculate the mid, bid and ask for each Forward Point as of any WMR Day for currency pairs settling in two business days (T+2):

(i) With respect to any WMR Dayt that is a WMR Roll Day, the Gold Delivery Provider will calculate the mid, bid and ask prices for TN Forward Points (the “TNForwardmid,t”, “TNForwardbid,t” and “TNForwardask,t”, respectively) as of such Publication Dayt for each Currency Pair as follows:

Where:

“TNWMR,ask,k” means, with respect to any WMR Dayt and the applicable Currency Pair, the ask price for the TN Forward Point that is published on the applicable Reuters Page at the applicable Fixing Time as of such WMR Dayk.

“TNWMR,bid,k” means, with respect to any WMR Dayt and the applicable Currency Pair, the bid price for the TN Forward Point that is published on the applicable Reuters Page at the applicable Fixing Time as of such WMR Dayt.

“TN Observation Dayt” means, in respect of any WMR Day, if such WMR Day is a WMR Roll Day, then such WMR Business Day, and if such WMR Day is not a WMR Roll Day, then the WMR Roll Day immediately preceding such WMR Day.

“(SpotDatei,t-1,SpotDate i,t)/360” refers to the Day Count Fraction in Actual/360 convention where the numerator is the number of calendar days from but excluding the Spot Date for such Currency Pair as of the WMR Day immediately preceding (but different from) WMR Dayt to and including the Spot Date for such Currency Pair as of WMR Dayt.

“(SpotDate i,k-1,SpotDatei,k)/360” refers to the Day Count Fraction in Actual/360 convention where the numerator is the number of calendar days from but excluding the Spot Date for such Currency Pair as of FX Roll Day immediately preceding (but different from) TN Observation Dayt to and including the Spot Date for such Currency Pair as of TN Observation Dayt1.

“Forward Point Spread” is calculated as follows:

“TN Threshold Spread” means, with respect to WMR Dayt, a floor to be applied to the TN Forward Point spread and is calculated as follows;

Where, “Spot Rate 4pmmid,t” is defined in above.

(ii) With respect to any WMR Dayt that is not a WMR FX Roll Day, the Gold Delivery Provider will calculate the TNForwardmid,t, TNForwardbid,t and TNForwardask,t as of such WMR Dayt for each Currency Pair as follows:

E.	Calculate the mid, bid and ask for each Forward Point as of any WMR Day for currency pairs settling on the next business day (T+1):

(i) With respect to any WMR Dayt that is a WMR Roll Day, the Gold Delivery Provider will calculate the mid, bid and ask prices for TN Forward Points (the “TNForwardmid,t”, “TNForwardbid,t” and “TNForwardask,t”, respectively) as of such Publication Dayt for each Currency Pair as follows:

[1]	The ratio of the Day Count Fractions defined above will adjust for the possible case of an “FX Roll Day” which is not a “WMR Day” (i.e. when an “FX Roll Day” happens in between two consecutive WMR Days)

Where:

“TNWMR,ask,k” means, with respect to any WMR Dayt and the applicable Currency Pair, the ask price for the TN Forward Point that is published on the applicable Reuters Page at the applicable Fixing Time as of such WMR Dayk.

“TNWMR,bid,k” means, with respect to any WMR Dayt and the applicable Currency Pair, the bid price for the TN Forward Point that is published on the applicable Reuters Page at the applicable Fixing Time as of such WMR Dayt.

“TN Observation Dayt” means, in respect of any WMR Day, if such WMR Day is a WMR Roll Day, then such WMR Business Day, and if such WMR Day is not a WMR Roll Day, then the WMR Roll Day immediately preceding such WMR Day.

“(TN Datei,t-1,TN Date i,t)/360” refers to the Day Count Fraction in Actual/360 convention where the numerator is the number of calendar days from but excluding the TN Date for such Currency Pair as of the WMR Day immediately preceding (but different from) WMR Dayt to and including the TN Date for such Currency Pair as of WMR Dayt.

“(TN Date i,k-1,TN Datei,k)/360” refers to the Day Count Fraction in Actual/360 convention where the numerator is the number of calendar days from but excluding the TN Date for such Currency Pair as of FX Roll Day immediately preceding (but different from) TN Observation Dayt to and including the TN Date for such Currency Pair as of TN Observation Dayt2.

“TN Date” means for a given Currency Pair (settling T+1) and for a given Business Day, the earliest settlement date of an FX transaction traded on that Business Day to avoid the actual delivery of the currencies (for Currency Pairs settling T+1, that date is always after the Spot Date).

“Forward Point Spread” is calculated as follows:

“TN Threshold Spread” means, with respect to WMR Dayt, a floor to be applied to the TN Forward Point spread and is calculated as follows;

[2]	The ratio of the Day Count Fractions defined above will adjust for the possible case of an “FX Roll Day” which is not a “WMR Day” (i.e. when an “FX Roll Day” happens in between two consecutive WMR Days)

Where, “Spot Rate 4pmmtd,t” is defined above.

(ii) With respect to any WMR Dayt that is not a WMR FX Roll Day, the Gold Delivery Provider will calculate the TNForwardmid,t, TNForwardbid,t and TNForwardask,t as of such WMR Dayt for each Currency Pair as follows:

II. Calculation of Unrealized Hedge Cost. In respect of any [Business Day]t, the Fund through the Gold Delivery Provider is short a currency notional amount for each Component Currency. The notional amount of each Component Currency that the Fund will be short (the “Currency Notional Position”) is determined pursuant to (a) the Gold PM Fix; (b) the Creation Unit Ratio; (c) the number of Shares, (d) the Component Weights of each Component Currency as of such [Business Day]t, and (e) the WMR Spot Rate for each Component Currency as of 4:00 p.m. London time.

On each [Business Day]t, the Gold Delivery Provider incurs costs in connection with the management of the price risk of performing or terminating its obligations with respect to this Agreement (the “Unrealized Hedge Cost”).

In respect of any [Business Day]t, the Unrealized Hedge Cost shall be determined by the Gold Delivery Provider as follows:

Unrealized Hedge Costt

Where:

A.	In respect of any Dollar Quoted Currency:

“Spot Rate CCy$ i, ask, t” means, the Spot Rate CCy i, ask, t as of 4pm London time of such Component Currency as of such [Business Day]t, subject to Market Disruption Events.

“Spot Rate CCy$ i, bid, t” means, the Spot Rate CCy i, bid, t as of 4pm London time of such Component Currency as of such [Business Day]t, subject to Market Disruption Events.

“Spot Rate CCy$ 3pm i, mid, t” means

B.	In respect of any Non-Dollar Quoted Currency:

“Spot Rate CCy$ i, ask, t” means, the quotient result of one and Spot Rate CCy i, bid, t as of 4pm London time of such Component Currency as of [Business Day]t, subject to Market Disruption Events.

“Spot Rate CCy$ i, bid, t” means, the quotient result of one and Spot Rate CCy i, ask, t as of 4pm London time of such Component Currency as of [Business Day]t, subject to Market Disruption Events.

“Spot Rate CCy$ 3pm i, mid, t” means

“Dollar Quoted Currency” means, any foreign exchange currency whose price convention in the market is to quote the number of Dollars units per unit of the relevant currency.

“Non-Dollar Quoted Currency” means, any foreign exchange currency whose price convention in the market is to quote the number of relevant currency units per unit of Dollars.

“Ccy” means, all Component Currencies each being either a Dollar Quoted Currency or Non-Dollar Quoted Currency pursuant to the Index rules on such [Business Day]t.

“wi,t” “ means, in respect of a Component Currencyi, and [Business Day]t, the percentage weight defined by the Index to apply to such Component Currencyi.

“i” means, a count reference of each Component Currency specified within the Index, and applied in the order specified within the Index.

“t” means any day that is not subject to a Gold Price Source Disruption or a WMR 3:00 P.M. Spot Rate Price Source Disruption.3

[3]	Note: Also defined in introductory paragraph.

APPENDIX A-2

CALCULATION OF GOLD DELIVERY AMOUNT

Section I of this Appendix A-2 sets forth the formula to be used to calculate the Net FX PnL (USD) Amount. Section II of this Appendix A-2 sets forth the formula to be used to calculate the Gold PM Fix. Section III of this Appendix A-2 sets forth the formula to be used to calculate Interest Accrual Rate.

I.	“Net FX PnL (USD) Amount” is calculated as set forth in Appendix A-1.

II.	“Gold PM Fixside,t” means, on each [Business Day]t, either the Gold PM Fixask or the Gold PM Fixbid. If the Net FX PnL (USD) Amount determined on the immediately preceding [Business Day]t is a positive amount, then the Gold PM Fixask. If the Net FX PnL (USD) Amount determined on the immediately preceding [Business Day]t is a negative amount, then the Gold PM Fixbid.

“Gold PM Fixask” means, in respect of [Business Day]t, the Gold PM Fixt plus 20 U.S. Cents.

“Gold PM Fixbid” means, in respect of [Business Day]t, the Gold PM Fixt plus 10 U.S. Cents.

III.	“Interest Accrual Rateside, t” means, with respect to any [Business Day]t, the rate determined as follows:

Where:

“Fed Fund Ratet-1” means, with respect to [Business Day]t, the Federal Funds Effective Rate as published on [Business Day]t on Bloomberg page FEDL01 <Index> between 7:30 AM and 8:30 AM New York time and relative to the [Business Day] immediately preceding such [Business Day]t; provided, however that if such rate is not published by 8:30 AM on such [Business Day]t, the Gold Delivery Provider will apply the rate last published for the Federal Funds Effective Rate as published on Bloomberg page FEDL01 <Index> as of the most recent calendar day on which such rate was published by Bloomberg immediately preceding such [Business Day]t.

“Interest Spread” means [0.00%]

APPENDIX A-3

Creation Order Hedge Cost and Redemption Order Hedge Cost

“Creation Order Hedge Costt” means, with respect to any Creation Unit that is a part of a Creation Order for the Fund, a number of Gold Ounces determined by the Fund that reflects the notional FX hedge costs for that Creation Unit on [Business Day]t that is equivalent to the FX hedge adjustment required on [Business Day]t for such Creation Order. This amount is calculated using the following formula:

“Redemption Order Hedge Costt” means, with respect to any Creation Unit that is a part of a Redemption Order for the Fund, a number of Gold Ounces determined by the Fund that reflects the notional FX hedge costs for that Creation Unit on Business Dayt that is equivalent to the FX hedge adjustment required on [Business Day]t for such Redemption Order, taking into account any costs separately due to the Gold Delivery Provider for such Redemption Order. This amount is calculated using the following formula:

and:

APPENDIX A-4

Creation Unit Gold Delivery Amount

“Creation Unit Gold Delivery Amountt” means, a number of Gold Ounces per Share of the Fund that will be determined on the [Business Day]t following the [Business Day]t in which the relevant Creation Order or Redemption Order was accepted as binding, pursuant to the following formula: